UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2006

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 12, 2006, The Genlyte Group Incorporated announced that it has reached an agreement to acquire by way of merger JJI Lighting Group (“JJI”), headquartered in Greenwich, Connecticut. JJI is one of the largest privately held lighting fixture companies in the U.S. The company has a group of recognized niche lighting brands that will complement Genlyte’s current product offerings. The merger is expected to be completed within the next three weeks. The purchase price for the transaction is expected to be $118.0 million plus liabilities for employee benefits, restructuring, and trade payables, less estimated debt liabilities of $76.4 million which will be eliminated at the closing.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	News release issued by The Genlyte Group Incorporated titled “Genlyte Group Announces Acquisition of JJI Lighting Business”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

(Registrant)

Date: May 17, 2006
/s/ William G. Ferko

Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by The Genlyte Group Incorporated titled “Genlyte Group Announces Acquisition of JJI Lighting Business”